                           PURCHASE AND SALE AGREEMENT

                 THIS AGREEMENT made the 21st day of April, 2003

                                    BETWEEN:

                               GLOBAL WI FI CORP.
                      (hereinafter called the "Purchaser")

                                      -and-

                               GLOBAL WEB TV, INC.
                 (hereinafter collectively called the "Seller")

        WHEREAS the Purchaser desires to purchase and the Seller desires to sell certain of its property, assets and rights, all upon and subject to the terms and conditions herein contained;

        NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other valuable and good consideration, (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

1. DEFINED TERMS

1.1 "DEFINED TERMS" Where used herein or in any amendments hereto, the following terms shall have the following meanings except as defined otherwise in this
Agreement.

1.2 "ASSETS" means those assets to be conveyed hereunder as more fully set forth in the attached Schedule A.

1.3 "BUSINESS" means the business operations presently and heretofore carried on by Seller at its current place of business located at
_______________________________ .

1.4 "BUSINESS DAY" means any day except Saturday, Sunday, or any statutory holiday in the State of Florida.

1.5 "CLOSING DATE" means the 30th day of April 2003 or such other date as may be mutually agreed upon in writing by the parties hereto.

1.6 "PURCHASE DOCUMENTS" means this Agreement and all other agreements, documents or instruments to be executed in connection with this Agreement.

2. PURCHASE OF ASSETS AND PURCHASE PRICE

        A. The Purchaser shall purchase from the Seller those Assets set forth on the attached Schedule A. All assets to be in good working condition.

        The Purchaser will also assume those liabilities set forth on the attached
Schedule B.

        B. Purchaser shall pay Seller for those items set forth on Schedule "A" and the assumption of those liabilities set forth on Schedule B the following compensation:

        Seller shall receive 5 million shares of the Classs A Preferred Stock. (the
"Shares") of HOJO HOLDINGS, INC., the holder of all of the issued and outstanding shares of common stock of the Purchaser. Said class of preferred shares to be authorized by HOJO prior to Closing. The Class A preferred Shares shall contain such rights and preferences as contained in the attached Schedule
C. The Shares to be issued under this agreement shall be restricted shares of common stock as that term is defined under Section 144 of the Securities Act of
1933, as amended.

        Subject to the Seller's compliance with the requirements of paragraph 5(j)
of this Agreement, all Shares to be issued to the Seller shall be held in escrow with the law firm of Newman, Pollock & Klein. Upon satisfaction of the audit requirement, on notice from the Purchaser, Newman, Pollock and Klein shall deliver the escrowed shares to the Seller. If Seller is not able to deliver the required financial statements, Purchaser may, in its sole and absolute discretion, rescind this Agreement, and instruct escrow agent, to deliver the
Shares to the Purchaser and HOJO shall be entitled to cancel the preferred shares.

3. ALLOCATION OF THE PURCHASE PRICE.

        The purchase price shall be allocated amongst the Assets as provided in
Schedule A attached hereto, and each party shall file in a manner consistent therewith (i) the reports required under Section 1060 of the Internal Revenue
Code of 1986, as amended, and (ii) their respective Federal, state and local tax returns.

4. CLOSING.

        Except as agreed otherwise by the parties, the closing of the transactions contemplated hereunder will take place on the latter of April 30, 2003 or the date that the Purchaser files with the Delaware Secretary of State an amendment to its articles of incorporation authorizing the issuance of the preferred stock. At the Closing, Seller shall deliver to Purchaser a duly executed bill of sale or bills of sale and such other instruments of transfer, in form and substance, satisfactory to the attorney for Purchaser with respect to the sale of the Assets as reasonably requested by Purchaser.

        At the Closing there shall also be delivered to the parties certified copies of resolutions of the board of directors and shareholders of Seller authorizing the transactions contemplated hereunder.

5. REPRESENTATIONS AND WARRANTIES BY SELLER AND MELLONE.

        (i) Seller represents and warrants to Purchaser as follows:

        (a) Seller is a corporation duly organized and validly existing under the laws of the State of Florida. Seller has full power and authority to own the
Assets and conduct its business and that the Assets are owned free and clear of all liabilities of any kind or nature without any liens or encumbrances.

        (b) The execution, delivery and performance of the Purchase Documents by
Seller, and the consummation of the transactions contemplated hereby, will not with or without the giving of notice or the lapse of time or both:

                (i) violate any provision of law, statute, rule or regulation to which
Seller is subject,

                (ii) violate any judgment, order, writ or decree to which Seller is a party or by which it is or may be bound; or

                (iii) to the knowledge of Seller, result in the breach of or conflict with any term, covenant, condition or provision of, or result in the modification or termination of, or constitute a default under or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Assets being purchased hereunder, under the corporate charter or by-laws or any other agreement, understanding or instrument to which Seller is a party or by which it is or may be bound or affected.

        (c) All necessary corporate action has been taken by Seller to authorize the execution, delivery and performance of the Purchase Documents. The Purchase
Documents have been duly and validly authorized, executed and delivered by
Seller and constitute the valid and binding obligation of Seller enforceable against it in accordance with their respective terms.

        (d) All consents and approval required for transferring the Assets to
Purchaser hereunder and for assigning the agreements, including without limitation all amendments, modifications, and supplements, whether written or oral ("Agreements") and for performing Seller's obligations under the Purchase
Documents have been obtained or will be obtained. No consent of any court, governmental agency or other public authority is required as a condition to the enforceability of the Purchase Documents.

        (e) Seller acknowledges that the Assets being transferred per Schedule "A"
are not encumbered by any liens or the subject matter of any known or anticipated litigation Seller further acknowledges and agrees that the consideration paid by Buyer for Sellers' assets is fair and adequate consideration.

        (f) To the best of Seller's knowledge, Seller has conducted its business in compliance with all applicable federal, state and local laws, regulations and ordinances.

        (g) Seller has not received any notice that it is infringing upon the research, development, processes, methods, techniques, inventions, know how patents, patent rights, trade name, trademarks and service marks of any other party.

        (h) Seller is not a party to any written or oral employment, agency or commission agreement with any of its employees that cannot be terminated upon the closing date of this transaction without penalty. No employee, director, officer or stockholder (or any current or former family member thereof) of
Seller, either individually or in any other capacity, has a claim of any kind against the Seller, and Seller has no obligation with respect to such person or entity, except the right to current salary or wages, accrued vacation pay, and reimbursable expenses arising in the ordinary course of business. Seller does not contribute to or sponsor any employee welfare or benefit plans, and is not subject to any collective bargaining agreement, for employees. its business and that the Assets are owned free and clear without any liens or encumbrances. exce

        (i) Seller is a sophisticated investor and understands the risks and uncertainties involved with the receipt of the Purchaser's restricted preferred stock. Seller has had an opportunity to discuss the operations of Buyer's business with management and has been provided with any requested information.
Seller has also reviewed the Buyer's filings on the SEC EDGAR database.

        (j) Seller shall provide Buyer with such financial information as may be necessary to complete an audit in accordance with those rules and regulations prescribed by the Securities and Exchange Commission. In the event that Seller is unable to supply the requested information and Purchaser is unable to conclude an audit of the Seller's business within 60 days of closing as prescribed by the Securities and Exchange Commission, then in that event,
Purchaser may rescind this Agreement and all assets transferred in conjunction therewith shall be returned to the respective parties.

        (k) Seller has paid all personal and intangible property taxes due as a result of the ownership of the assets and there are no amounts due and owing for personal property or intangible property taxes.

6. REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby represents and warrants to Seller as follows:

        (a) Purchaser is a corporation duly organized and validly existing under the laws of the State of Florida has full power and authority to own its property and conduct its business.

        (b) The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not with or without the giving of notice or the lapse of time or both:

                (i) violate any provision of law, statute, rule or regulation to which
Purchaser is subject;

                (ii) violate any judgment, order, writ or decree to which Purchaser is a party or by which Purchaser is bound; or

                (iii) result in the modification or termination of, or constitute a default under the corporate charter or by-laws or any other agreement, understanding or instrument to which Purchaser is a party or by which Purchaser is or may be bound or affected.

        (c) All necessary corporate action has been taken by Purchaser to authorize the execution, delivery and performance of this Agreement, and the consummation of the transaction contemplated hereby. This Agreement, has been duly and validly authorized and is a binding obligation of Purchaser enforceable against it in accordance with its terms.

7. CONDITIONS TO THE OBLIGATIONS OF SELLER TO CLOSE

        The obligations of Seller under this Agreement are, at the option of
Seller, subject to the fulfillment of the following conditions at, or prior to, the Closing Date:

        7.01 Representations, Warranties and Covenants: All representations and warranties of Purchaser contained in this Agreement and in any statement, certificate, schedule or other document delivered pursuant hereto, on in connection herewith, shall have been true and accurate in all respects as of the date when made and as of the Closing Date.

        7.02 Covenants etc. Purchaser shall have substantially performed and complied with each and every covenant, agreement and condition required by this
Agreement to be performed or complied with prior to or at the Closing.

8. CONDITIONS TO THE OBLIGATIONS OF PURCHASER TO CLOSE AND POST CLOSING OBLIGATIONS

        The obligations of Purchaser under this Agreement are, at the option of
Purchaser, subject to the fulfillment of the following conditions at, or prior to, the Closing Date:

        8.01 Representations, Warranties and Covenants. All representations and warranties of Seller contained in this Agreement and in any statement, certificate, schedule or other document delivered pursuant hereto, or in connection herewith, shall have been true and accurate in all respects as of the date when made and as of the Closing Date.

        8.02 Covenants, Etc. Seller shall have substantially performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with prior to Closing.

        8.03 Audit. Within 60 days of Closing, Seller shall deliver its audited financial statements to Purchaser. Said audit to be in conformity with the audit requirements as promulgated by the Securities and Exchange Commission. In the
event that the audited financial statements differ materially from those financial statements which are attached hereto as exhibit 8.03, then in that event the number of shares issuable to the Seller shall be adjusted proportionately. A material change is defined as a difference of greater than
10% in the assets, net worth, revenues or net income of the Seller. For purposes of example only, in the event that total assets are represented to be $1 million, and total assets are $500,000, then the number of preferred shares issuable to the Seller shall be reduced by 45.55% calculated as follows:

        x = valuation number
        x - 1/10(x) permissable adjustment to the valuation

        If the valuation number was $1 million and the actual number per the audited statements was $500,000 then the adjustment shall be calculated as the following percentage:

        x- 1/10x = $1 million - $100,000 = $900,000

        The percentage adjustment is calculated as 1- (500,000/900,000) = 45.55%

        In the event of an adjustment in the number of shares due the Seller pursuant to this paragraph, then in that event the Purchaser shall instruct the
Escrow Agent to deliver the Shares to HOJO and HOJO will cancel those shares previously issued to the Seller and issue the Seller a new certificate reflecting the correct number of preferred shares to be issued under this
Agreement.

9. INDEMNIFICATIONS

        9.01 Seller and Mellone agrees to indemnify and hold harmless Purchaser from:

                a. Any and all damages or deficiencies resulting from any
misrepresentation, breach of warranty or non-fulfillment of any covenants on the part of Seller under this Agreement.

                b. Any and all actions, suits, proceedings, demands, assessments, judgments, costs, reasonable attorneys fees, expenses incident to any of the foregoing.

                c. Any and all liabilities as they relate to the personal property being transferred under this Purchase and Sale Agreement which are not specifically set forth.

        9.02 Purchaser agrees to indemnify and hold Seller harmless from:

                a. Any and all damages or deficiencies resulting from any
misrepresentation, breach of warranty or non- fulfillment of any covenant on the part of Purchaser under this Agreement

                b. Any and all actions, suits, proceeding, demands, assessments, judgments, costs, reasonable attorney's fees and expenses incident to any of the foregoing.

        9.03 Any party having an indemnification claim hereunder (Indemnitee")
shall give the other party ("Indemnitor") prompt notice in writing of any claim by any third party which gives rise to a claim for indemnification hereunder, and of any alleged breach of any of the representations and warranties contained in this Agreement. As to any alleged breach of the representations or warranties, written notice shall contain a statement setting forth the nature of the alleged breach or breaches. The Indemnitor shall have thirty (30) days after the delivery of such notice to cure or contest any such claim by a third party or any such alleged breach or breaches. At its option, to be exercised within thirty (30) days of such notice, the Indemnitor may defend against any such action or proceeding with counsel of its choice, at the Indemnitor's expense, it being understood, however, that the Indemnitor's designation of counsel shall be subject to the approval of the indemnitee, which approval shall not be unreasonably withhold. Additionally, at its own expense the Indemnitee may participate in any such defense with counsel of its choice. As long as the defense is being handled by the Indemnitor, the Indemnitee shall not settle any such claim, action or proceeding without prior written consent of the
Indemnitor, except that if the Indemnitee does elect to settle the matter without such consent, the Indemnitor shall be released from the terms of this indemnification. Notwithstanding the foregoing, in the event the Indemnitor elects not to defend any such claim, action, or proceeding, the Indemnitee may do so, in which event the Indemnitor shall continue to indemnify the Indemnitee for any liabilities, losses and damages incurred by the Indemnitee, including any settlement payments and for the reasonable costs and expenses of this counsel.

        9.04 All indemnifications made herein by Purchaser and Seller shall survive the closing of this transaction and shall enure to the benefit of the
Purchaser's and Seller's heirs, assigns, agents, principals, members and/or shareholders.

10. CONTINUING OBLIGATIONS OF THE PARTIES FOLLOWING CLOSING

        10.01 Additional Documentation: The parties agree that without the payment of additional consideration, each party will provide the other with such information as may be necessary to carry out the terms and conditions of this
Agreement.

        10.02 Employment Agreements: Purchaser shall enter into employment agreements with Anthony Mellone, Jr. mutually agreeable to the Purchaser and the respective parties and the said parties shall work on a full time basis and devote their full attention to the business of the Purchaser.

11. BREACH OR DEFAULT.

        11.01 In the event of any breach of the terms and conditions of this
Agreement by either party, the non breaching party shall put the breaching party on Notice thereof. Notice shall be in writing. Upon receipt of such notice, the breaching party will have ten (10) days to cure. In the event that the breach is not cured after notice and the expiration of any curative period, the breaching party shall be deemed in default under this Agreement.

12. MISCELLANEOUS.

        12.01 This Agreement may not be assigned by Purchaser without the prior written consent of Seller whose consent cannot be unreasonably withheld.

        12.02 Survival or Representations. The representations and warranties set forth herein shall survive the execution of this Agreement.

        12.03 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter and shall not be change or amended without the prior written consent of all the parties hereto.

        12.04 Governing Law and Disputes. This agreement shall be governed by and construed in accordance with the laws of the state of Florida. By entering into this Agreement, the parties agree to the jurisdiction of the courts in Palm
Beach County, Florida.

        12.05 Captions. The captions herein are for the convenience of the parties and are not to be constructed as part of the terms of this Agreement.

        12.06 Waiver. Any waiver by either party of any breach of this Agreement shall not be considered a waiver of any subsequent breach.

        12.07 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and mailed by registered or certified mail, postage prepaid return receipt requested, to the party to whom it is to be given.

        12.08 Severability: In the event that any part of this Agreement is held to be unenforceable, then such provision shall in no way affect the other terms and provisions of this Agreement which shall remain in full force and effect.

        12.09 Expenses. Each of the parties hereto shall bear its own expenses in connection with the transactions contemplated.

        IN WITNESS WHEREOF, the parties hereto have signed this Agreement under seal on the day and year first above written.

SELLER:
ATTEST:                    GLOBAL WEB TV, INC.
______                     ___________________
                           BY:
                           ITS:

PURCHASER:

ATTEST:                    GLOBAL WI FI CORP.
______                     ___________________
                           BY:
                           ITS:

As to paragraph 5 and 9 only

______                     ___________________
                           Anthony Mellone, Jr.

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                                   SCHEDULE C

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                 RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                               HOJO HOLDINGS, INC.

        HOJO HOLDINGS,. INC. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to the General Corporation Law of the State of Delaware, the Board of Directors of

the Company at a meeting duly held, adopted resolutions (i) authorizing the issuance of a total of a total of 10 million shares of preferred stock, par value $.001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications,

limitations or restrictions thereof, of five million shares of Series A

Preferred Stock of the Company, as follows:

        RESOLVED, that the Company is authorized to issue five million shares of Series A Preferred Stock (the "Preferred Shares"), par value $.001 per share, which shall have the following powers, designations, preferences and other special rights:

                i.
        Dividends. The Holders of the Series A preferred stock shall have no right to receive any dividend distributions or to participate in any dividends declared by the Company to or for the benefit of the holders of the common stock.

                (1)
        Conversion of Preferred Shares. Series A Preferred Shares shall be convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at a conversion ration of two shares

                                       11

        of preferred stock for every one share of common stock, 2:1. The holder of any preferred shares shall be required to hold the preferred shares for a period of two years prior to exercising any conversion rights.

                (1)
        Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

                        (i)
        Holder's Delivery Requirements. To convert Preferred Shares into shares of Common Stock on any date (the "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Eastern Standard Time on December 31, 2010, a
        copy of a fully executed notice of conversion (the "Conversion
        Notice") to the Company's designated transfer agent (the "Transfer
        Agent") with a copy thereof to the Company and (B) surrender to a common carrier for delivery to the Transfer Agent as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates").

                        (ii)
        Company's Response. Upon receipt by the Company of a copy of a
        Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. Upon receipt by the Transfer Agent of the
        Preferred Stock Certificates to be converted pursuant to a Conversion
        Notice, the Transfer Agent shall, on the next business day following the date of receipt (or the second business day following the date of receipt if received after 11:00 a.m. local time of the Transfer
        Agent), (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of Preferred Shares represented by the
        Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Transfer
        Agent shall, as soon as practicable and in no event later than three
        (3) Business Days after receipt of the Preferred Stock Certificate(s)
        and at its own expense, issue and deliver to the Holder a new
        Preferred Stock Certificate representing the number of Preferred
        Shares not converted.

                        (iii)
        Record Holder. The person or persons entitled to receive the shares of

                                       12

        Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                (1)
        Taxes. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

                        (2)

        Adjustments to Conversion Ratio. If the Company at any time subdivides
        (by any stock split, stock dividend, recapitalization or otherwise)
        one or more classes of its outstanding shares of Common Stock the
        Conversion Ratio shall be adjusted proportionately.

                ii.
        Redemption of Preferred Shares.

                        (1)
        Redemption of Preferred Shares. The Company shall have the right, but not the obligation to redeem all or a portion of such Holder's
        Preferred Shares . The consideration to be paid shall be either cash or the Company's common stock. If common stock, the number of shares to be issued shall be be equal to the total number of preferred shares to be redeemed multiplied by the Conversion Ratio then in effect. If cash, the total number of preferred shares multiplied by the trading price of the Company's common stock on the record date for conversion.
        The foregoing right of redemption may only be exercised upon the vote of the holders of the common stock owning a majority of the Company's issued and outstanding shares of common stock, without regard to any voting rights the holders of the Series A preferred Shares may own.

                iii.
        Voting Rights.

        (a) Voting Rights of Series A Holders. The Holders shall be granted one vote for each 100 shares of preferred stock owned by the Holder or any portion thereof. Said right shall be exercisable by the Holder with respect to any matter which may come before a vote of the holders of the Company's common stock.

        (b) Reorganization or Reclassification, In the event of any recapitalization, reorganization or reclassification, the number of votes which

                                       13

attach to each preferred shares shall be adjusted accordingly.

                iv.
        Reservation of Shares.

        (a) Authorized and Reserved Amount. The Company shall, at all times so long as any of the Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares (the "Reserved Amount") of Common Stock as shall from time to time be sufficient to effect the conversion of all of the
        Preferred Shares then outstanding.

                v.
            Liquidation, Dissolution, Winding-Up. Holders shall have no liquidation or dissolution preferences.

                vi.
        Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the
        Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Shares into Common
        Stock.

                vii.
        Remedies, Characterizations, Other Obligations, Breaches and
        Injunctive Relief. The remedies provided in this Certificate of
        Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity
        (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of
        Designations.

        IN WITNESS WHEREOF, the Company has caused this Certificate of
        Designations to be signed by Carl Gessner, its president, this 21st day of April 2003.

                                                HOJO HOLDINGS, INC.

                                                Name: Carl Gessner
                                                Title: President

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